    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 2001


                                                      REGISTRATION NO. 333-61942
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 PRE-EFFECTIVE

                                AMENDMENT NO. 5

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        CABLEVISION SYSTEMS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     4841                                    11-3415180
     (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NO.)

                            ------------------------

                              1111 STEWART AVENUE
                            BETHPAGE, NEW YORK 11714
                                 (516) 803-2300

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             ROBERT S. LEMLE, ESQ.
                  VICE CHAIRMAN, GENERAL COUNSEL AND SECRETARY
                              1111 STEWART AVENUE
                            BETHPAGE, NEW YORK 11714
                                 (516) 803-2300

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                     JOHN P. MEAD, ESQ.                                            JONATHAN JEWETT
                    SULLIVAN & CROMWELL                                          SHEARMAN & STERLING
                      125 BROAD STREET                                           599 LEXINGTON AVENUE
                  NEW YORK, NEW YORK 10004                                  NEW YORK, NEW YORK 10022-6069

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


                                                                AMOUNT TO      AMOUNT TO
                                                                 BE PAID        BE PAID
                                                              BY CABLEVISION    BY AT&T
                                                              --------------   ----------
SEC registration fee........................................    $  180,574     $  394,426
Printing expenses...........................................        58,000        160,000
Accounting fees and expenses................................       596,000        225,000
Legal fees and expenses.....................................       697,000        307,000
Blue sky fees and expenses..................................             0         20,000
Miscellaneous...............................................           426            574
                                                                ----------     ----------
          Total.............................................    $1,532,000     $1,107,000
                                                                ==========     ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The first paragraph of Article Ninth of Cablevision's Certificate of Incorporation provides:

          The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     Article VIII of the By-Laws of Cablevision provides:

          A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise,

---------------


 * All expenses, other than the registration fee, are estimated.

     including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.

          B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          C. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Cablevision has entered into indemnification agreements with some of its officers and directors indemnifying such officers and directors from and against some expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law. Cablevision maintains directors' and officers' liability insurance.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The second paragraph of Article Ninth of Cablevision's Certificate of Incorporation provides for such limitation of liability.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS


                              DESCRIPTION
                              -----------
 1.1  Form of Cablevision NY Group Class A Common Stock
      Underwriting Agreement.
 4.1  Amended and Restated Certificate of Incorporation of the
      Registrant (incorporated by reference to Exhibit 3.1 to the
      Registrant's annual report on Form 10-K for the year ended
      December 31, 2000 (see File No. 1-14764)).
 4.3  Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's
      quarterly report on Form 10-Q for the quarter ended March
      31, 2001 (see File No. 1-14764)).
 5.1  Opinion of Sullivan & Cromwell as to the validity of the
      Cablevision NY Group Class A common stock.*
 8.1  Opinion of Sullivan & Cromwell regarding tax matters.*
12.1  Statement regarding computation of ratios.*
23.1  Consent of KPMG LLP.
23.2  Consent of Sullivan & Cromwell (included in the opinion filed as Exhibit 5.1).*
24.1  Power of Attorney.*


---------------
 * Previously filed.


(b) FINANCIAL STATEMENT SCHEDULES


     All other schedules for which provisions are made in the applicable accounting regulations of the Securities and Exchange Commission are not required or are inapplicable and therefore have been omitted, or the required information has been incorporated by reference herein or disclosed in the financial statements which form a part of this prospectus.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethpage, the State of New York, on this 16th day of October, 2001.


                                          Cablevision Systems Corporation

                                          By: /s/    WILLIAM J. BELL
                                            ------------------------------------
                                              Name: William J. Bell
                                              Title: Vice Chairman


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated on October 16, 2001.


                     SIGNATURE                                             TITLE
                     ---------                                             -----
                         *                           Chief Executive Officer and Director
---------------------------------------------------    (Principal Executive Officer)
                  James L. Dolan

                         *                           Vice Chairman and Director
---------------------------------------------------    (Principal Financial Officer)
                  William J. Bell

                         *                           Executive Vice President, Finance and Controller
---------------------------------------------------    (Principal Accounting Officer)
                Andrew B. Rosengard

                         *                           Chairman of the Board of Directors
---------------------------------------------------
                 Charles F. Dolan

                         *                           Vice Chairman, General Counsel, Secretary and
---------------------------------------------------    Director
                  Robert S. Lemle

                         *                           Executive Vice President and Director
---------------------------------------------------
                 Sheila A. Mahony

                         *                           Senior Vice President, Chief Information Officer
---------------------------------------------------    and Director
                  Thomas C. Dolan

                         *                           Director and Chairman of the Executive Committee
---------------------------------------------------
                    John Tatta

                         *                           Director
---------------------------------------------------
                 Patrick F. Dolan

                         *                           Director
---------------------------------------------------
                 Charles D. Ferris

                         *                           Director
---------------------------------------------------
                Richard H. Hochman

                     SIGNATURE                                             TITLE
                     ---------                                             -----

                         *                           Director
---------------------------------------------------
                  Victor Oristano

                         *                           Director
---------------------------------------------------
                   Vincent Tese

              By: /s/ WILLIAM J. BELL
  ----------------------------------------------
               Name: William J. Bell
                for himself and as
                 Attorney-in-Fact

                               INDEX TO EXHIBITS

     Certain of the following documents are filed herewith. Certain other of the following documents have been previously filed with the Securities and Exchange Commission and, pursuant to Rule 12b-32, are incorporated herein by reference.


EXHIBITS                           DESCRIPTION
--------                           -----------
   1.1     Form of Cablevision NY Group Class A Common Stock
           Underwriting Agreement.
   4.1     Amended and Restated Certificate of Incorporation of the
           Registrant (incorporated by reference to Exhibit 3.1 to the
           Registrant's annual report on Form 10-K for the year ended
           December 31, 2000 (SEC File No. 1-14764)).
   4.3     Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's
           quarterly report on Form 10-Q for the quarter ended March
           31, 2001 (SEC File No. 1-14764)).
   5.1     Opinion of Sullivan & Cromwell as to the validity of the
           Cablevision NY Group Class A common stock.*
   8.1     Opinion of Sullivan & Cromwell regarding tax matters.*
  12.1     Statement regarding computation of ratios.*
  23.1     Consent of KPMG LLP.
  23.2     Consent of Sullivan & Cromwell (included in the opinion
           filed as Exhibit 5.1).*
  24.1     Power of Attorney.*


---------------

 * Previously filed.